UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 28, 2006

ALLIANCE SEMICONDUCTOR CORPORATION
(Exact name of registrant as specified in its charter)
000-22594
(Commission File Number)

Delaware (State or other jurisdiction of incorporation)	77-0057842 (I.R.S. Employer Identification No.)
2575 Augustine Drive
Santa Clara, California 95054-2914
(Address of principal executive offices, with zip code)
(408) 855-4900
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On March 28, 2006, Alliance Semiconductor Corporation (the Company or Alliance) granted Melvin L. Keating, the Company’s President and Chief Executive Officer, an option to purchase up to 100,000 shares of the Company’s common stock.. Pursuant to the terms of the notice of grant and related stock option agreement, the option (1) is subject to a one-year cliff and vests ratably annually over 5 years subject to Mr. Keating’s continuous service to the Company; (2) has an exercise price equal to $2.72, the fair market value of the Company’s common stock on the date of grant as determined based on the closing sales price of the Company’s common stock on the Nasdaq National Market on March 28, 2006; and (3) is subject to full acceleration in the event of a change of control of the Company, as defined in the stock option agreement.
This description of the stock option agreement is not intended to be complete and is qualified by the complete text of the document attached to this filing as exhibit 10.1, which is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(c) Exhibits.

Exhibit No.	Description

10.1	Employment Agreement with Melvin L. Keating dated March 28, 2006.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIANCE SEMICONDUCTOR CORPORATION
Date: April 3, 2006	By:	/s/ Melvin L. Keating
Melvin L. Keating
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Stock Option Agreement with Melvin L. Keating dated March 28, 2006.